# PROMISSORY NOTE

**Name of Borrower:** **Infitech Ventures Inc.**
**20 Lyall Avenue**
**Toronto Ontario, Canada M4E 1V9**

**Name of Lender:** **Paul G. Daly**
**20 Lyall Avenue**
**Toronto Ontario, Canada M4E 1V9**

1. **For value received, Borrower agrees to pay the Lender the amount of $US 11,375.00 on a date to be determined. Payment will be sent to the Lender at 20 Lyall Avenue, Toronto Ontario Canada M4E 1V9. The loan is unsecured, non interest bearing and payable on demand. Payment can be made in cash or common stock with any stock repayment subject to requirements imposed by the Securities and Exchange Commission under the Securities Exchange Act of 1934.**

**Dated at the City of Toronto this 9th day of May 2008.**

**Signature of Borrower or authorized signatory of Corporation**

**Name of authorized signatory of Corporation** **PAUL G. DALY**

**Name of Corporation** **INFITECH VENTURES INC.**